                                                           Exhibit No. EX-99.j.1

                         Consent of Independent Auditors

We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" and "Auditors" in the Prospectus and  "Independent  Auditors" in the
Statement of Additional Information and to the incorporation by reference of our report  dated  January 17,  2003,  on the  financial  statements  and  financial highlights  of Gold Bank Funds in the  Registration  Statement  (Form  N-1A) and
related  Prospectus  and  Statement  of  Additional  Information  filed with the
Securities and Exchanges Commission in this Post-Effective Amendment No. 1 under the  Securities Act of 1933  (Registration  No.  333-68178)  and  Post-Effective
Amendment  No. 2 under the  Investment  Company  Act of 1940  (Registration  No.
811-10465).

                                                           /s/ Ernst & Young LLP

Kansas City, Missouri
March 28, 2003